SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 11, 2003


                             Northwest Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


          Federal                       0-23817                  23-2900888
(State of other jurisdiction     (Commission File No.)        (I.R.S. Employer
      or incorporation)                                      Identification No.)


                 301 Second Avenue, Warren, Pennsylvania, 16365
                    (Address of Principal Executive Offices)

                                 (814) 726-2140
                    (Registrant's telephone number, including
                                   area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events

         On March 12, 2003, the Company issued a press release regarding the execution of an agreement to acquire First Bell Bancorp, Inc. The Agreement and Plan of Merger by and among Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Merger Subsidiary, Inc. and First Bell Bancorp, Inc. and Bell Federal Savings and Loan Association of Bellevue, dated as of March 11, 2003, is included as Exhibit 2.1 to this report and the press release is included as
Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

The following Exhibits are filed as part of this report:

         Exhibit 2.1 Agreement and Plan of Merger by and among Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Merger Subsidiary, Inc. and First Bell Bancorp, Inc. and Bell Federal Savings and Loan Association of Bellevue, dated as of March 11, 2003
         Exhibit 99.1 Press Release of Northwest Bancorp, Inc. and First Bell Bancorp, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           NORTHWEST BANCORP, INC.



Date:  March 12, 2003                      /s/ William J. Wagner
                                           -------------------------------------
                                           William J. Wagner
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

         Exhibit 2.1 Agreement and Plan of Merger by and among Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Merger Subsidiary, Inc. and First Bell Bancorp, Inc. and Bell Federal Savings and Loan Association of Bellevue, dated as of March 11, 2003
         Exhibit 99.1 Press Release of Northwest Bancorp, Inc. and First Bell Bancorp, Inc.